Exhibit 99.1
The First Bancorp Announces Second Quarter Results
2024 Q2 Results Driven by Loan Growth, Stable Net Interest Margin, and Strong Asset Quality
DAMARISCOTTA, ME--(BUSINESS WIRE)--The First Bancorp (Nasdaq: FNLC), ("the Company", "we", "us", "our"), parent company of First National Bank, today reported unaudited net income of $6.2 million with diluted earnings per share of $0.55 for the quarter ended June 30, 2024. The Company also reported results for the six months ended June 30, 2024. Net income year-to-date in 2024 was $12.2 million, with diluted earnings per share of $1.10.

Second Quarter Notable Items:
•Total assets reached $3.08 billion, an increase of $106.8 million in Q2
•Pre-tax, pre-provision earnings increased by $1.2 million or 18.1% from Q1
•Loan balances grew at an annualized rate of 13.6% to $2.25 billion
•Non-Performing Assets to Total Assets of 0.09%, unchanged from Q1
•Efficiency Ratio improved by 4.8 percentage points from Q1
•Quarterly shareholder dividend increased by $0.01 to $0.36 per share

CEO COMMENTS
"I am pleased to report our operating results for the second quarter," commented Tony C. McKim, the Company's President and Chief Executive Officer. "Net income increased 2.5% from the first quarter of 2024, and diluted earnings per share increased 2.4%. On a pre-tax, pre-provision ("PTPP") basis, second quarter earnings increased $1.2 million, or 18.1%, from the first quarter of 2024 ("linked quarter").
"We continue to responsibly grow our balance sheet while enjoying strong asset quality, capital, and liquidity positions. Asset growth has been focused in the loan portfolio and comes from what has been a long-term formula for success - building relationships and lending to creditworthy borrowers under well-structured terms. Our net interest margin for the quarter was stable, and when combined with earning asset growth, produced a modest rise in linked quarter net interest income."
Mr. McKim concluded, "Rather than retreating from certain activities due to a challenging operating environment, we have continued our commitment to serving customers and supporting communities throughout our footprint. We originated over $200 million in new loan volume in the second quarter resulting in loan portfolio expansion of $73.9 million. As the Bank observes its 160th anniversary in 2024, our team remains totally focused upon serving their customers and communities."

FINANCIAL RESULTS FOR THE QUARTER ENDED JUNE 30, 2024
Net income was $6.2 million, or $0.55 per diluted share, for the three months ended June 30, 2024. On a PTPP basis, earnings for the quarter were $8.0 million. Results for the quarter compare favorably to the linked quarter for which net income was $6.0 million, diluted earnings per share were $0.54, and PTPP earnings were $6.8 million. The drivers of second quarter results are discussed in the following sections:
Net Interest Income
Net interest income was $15.1 million for the three months ended June 30, 2024, an increase of $195,000 or 1.3% from the first quarter of 2024. The increase resulted primarily from an expansion in earning assets during the quarter. Net interest margin stabilized at 2.21% for the second quarter of 2024, down slightly from 2.22% in the first quarter. The average tax equivalent yield on earning assets increased 13 basis points in the second quarter to 5.22%, while the cost of total liabilities also increased 13 basis points to an average of 3.48% for the quarter.
Provision for Credit Losses
A provision for credit losses on loans of $539,000 was recorded in the second quarter of 2024, compared with a provision expense of $99,000 in the first quarter. Loan growth and the modeling effects of slightly less favorable economic projections, partially offset by strong asset quality, drove the period-to-period increase. For the three months ended June 30, 2024 net charge-offs were $53,000 as compared to net recoveries of $79,000 for the three months ended March 31, 2024.
Non-Interest Income
Total non-interest income was $4.2 million for the three months ended June 30, 2024, an increase of $517,000, or 14.2% from the three months ended March 31, 2024. The Bank recorded quarterly revenue gains in all business lines, including a 12.4% increase in Debit Card income, a

6.8% increase in Wealth Management revenue, and an increase of 29.4% in Other Operating Income led by loan-related fees.
Non-Interest Expense
Total non-interest expense for three months ended June 30, 2024 was $11.3 million, a decrease of $511,000, or 4.3%, from the three months ended March 31, 2024. The period-to-period change was concentrated within employee salaries and benefits, resulting largely from early year salary and benefit dynamics and an increase in loan-related salary deferrals. The Company's efficiency ratio for the second quarter was 56.35%, significantly improved from the linked quarter ratio of 61.15%.
Loans, Total Assets & Funding
Total assets at June 30, 2024, were $3.08 billion, up $106.8 million in the second quarter and up $210.1 million from a year ago. Earning assets increased $102.7 million during the quarter comprised primarily of an increase in loans of $73.9 million. Earning assets have increased by $201.2 million since June 30, 2023 centered in loan growth of $186.7 million.
Loan growth in the second quarter was led by commercial credit. Commercial real estate balances increased $33.3 million, commercial and industrial balances increased $8.7 million, and multifamily loan balances increased $4.4 million. Growth was also present in the municipal, residential term, and home equity segments of the portfolio, up $7.4 million, $7.9 million, and $6.4 million, respectively, in the quarter.
Total deposits at June 30, 2024 were $2.58 billion, up $29.1 million during the period, and up $78.2 million, or 3.1%, from June 30, 2023. Time deposits led the quarterly change, increasing $46.3 million while low-cost deposits were collectively down $12.5 million. Borrowings increased $75.8 million during the period to $230.6 million. Uninsured deposits as of June 30, 2024, were estimated at 16% of total deposits, and 75% of uninsured deposits were fully collateralized. Available day-one liquidity was $594 million, sufficient to cover 143% of estimated uninsured deposits.
ASSET QUALITY
Asset quality continues to be very strong. As of June 30, 2024, the ratio of non-performing assets to total assets was 0.09%, unchanged from March 31, 2024, and up modestly from 0.06% as of June 30, 2023. The ratio of non-performing loans to total loans was 0.11% as of June 30, 2024, in range with the 0.12% and 0.08% reported as of March 31, 2024 and June 30, 2023, respectively.

Past due loans remain low at 0.15% of total loans as of June 30, 2024, a decrease from 0.18% of total loans as of March 31, 2024 and a slight increase from 0.14% of total loans as of June 30, 2023.
The Allowance for Credit Losses (ACL) on Loans stood at 1.10% of total loans as of June 30, 2024, as compared to an ACL of 1.11% and 1.14% of total loans as of March 31, 2024, and June 30, 2023, respectively. The loan portfolio is well-diversified with Commercial Real Estate exposures comfortably below regulatory guidance limits, and with very limited exposure in sectors frequently mentioned as potential problems, such as office space.
CAPITAL
The Company’s regulatory capital position remained strong as of June 30, 2024. The Leverage Capital ratio was an estimated 8.58% as of June 30, 2024, as compared to the 8.67% and 8.68% reported as of March 31, 2024, and as of June 30, 2023, respectively, with period-to-period changes attributable primarily to earning asset growth. The estimated Total Risk-Based Capital ratio was 13.24% as of June 30, 2024, as compared to the 13.54% and 13.66% reported as of March 31, 2024, and as of June 30, 2023, respectively. The Company's tangible book value per share was $19.20 as of June 30, 2024, up from $19.03 as March 31, 2024 and up from $18.15 as of June 30, 2023. Earning asset growth during the quarter, coupled with a moderately larger unrealized loss position on available-for-sale securities, produced a Tangible Common Equity ratio of 7.00% as of June 30, 2024, as compared to 7.19% as of March 31, 2024 and 7.07% as of June 30, 2023.
DIVIDEND
On June 27, 2024, the Company's Board of Directors declared a second quarter dividend of $0.36 per share. The dividend was paid on July 19, 2024, to shareholders of record as of July 9, 2024.
ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $3.06 billion in assets. The Bank provides a complete array of commercial and retail banking services through eighteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	June 30, 2024	December 31, 2023	June 30, 2023
Assets
Cash and due from banks	$27,816	$31,942	$25,077
Interest-bearing deposits in other banks	33,133	3,488	3,978
Securities available-for-sale	273,501	282,053	278,355
Securities held-to-maturity	377,522	385,235	389,987
Restricted equity securities, at cost	7,110	3,385	5,227
Loans	2,247,670	2,129,454	2,060,953
Less allowance for credit losses	24,693	24,030	23,465
Net loans	2,222,977	2,105,424	2,037,488
Accrued interest receivable	17,760	11,894	13,598
Premises and equipment	27,929	28,684	27,808
Other real estate owned	208	—	64
Goodwill	30,646	30,646	30,646
Other assets	66,342	63,947	62,587
Total assets	$3,084,944	$2,946,698	$2,874,815
Liabilities
Demand deposits	$270,858	$289,104	$296,950
NOW deposits	609,878	634,543	615,370
Money market deposits	317,133	305,931	208,262
Savings deposits	268,472	299,837	329,651
Certificates of deposit	728,410	646,818	667,552
Certificates $100,000 to $250,000	219,732	251,192	252,720
Certificates $250,000 and over	163,597	172,237	129,357
Total deposits	2,578,080	2,599,662	2,499,862
Borrowed funds	230,620	69,652	114,481
Other liabilities	31,576	34,305	28,469
Total Liabilities	2,840,276	2,703,619	2,642,812
Shareholders' equity
Common stock	111	111	111
Additional paid-in capital	70,942	70,071	69,240
Retained earnings	215,999	211,925	205,539
Net unrealized loss on securities available-for-sale	(43,369)	(39,575)	(43,781)
Net unrealized loss on securities transferred from available-for-sale to held-to-maturity	(51)	(56)	(59)
Net unrealized gain on cash flow hedging derivative instruments	733	300	680
Net unrealized gain on postretirement costs	303	303	273
Total shareholders' equity	244,668	243,079	232,003
Total liabilities & shareholders' equity	$3,084,944	$2,946,698	$2,874,815
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,139,639	11,098,057	11,081,800
Book value per common share	$21.96	$21.90	$20.94
Tangible book value per common share	$19.20	$19.12	$18.15

The First Bancorp
Consolidated Statements of Income (Unaudited)

In thousands of dollars, except per share data	For the six months ended		For the quarter ended
	June 30, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023
Interest income
Interest and fees on loans	$62,043	$50,531	$31,839	$30,204	$26,406
Interest on deposits with other banks	134	89	56	78	49
Interest and dividends on investments	9,369	9,478	4,663	4,706	4,729
Total interest income	71,546	60,098	36,558	34,988	31,184
Interest expense
Interest on deposits	38,993	25,392	19,816	19,177	14,475
Interest on borrowed funds	2,598	1,306	1,667	931	784
Total interest expense	41,591	26,698	21,483	20,108	15,259
Net interest income	29,955	33,400	15,075	14,880	15,925
Provision (reduction) for credit losses	(1)	701	512	(513)	151
Net interest income after provision for credit losses	29,956	32,699	14,563	15,393	15,774
Non-interest income
Investment management and fiduciary income	2,457	2,355	1,269	1,188	1,209
Service charges on deposit accounts	1,041	934	542	499	497
Mortgage origination and servicing income	319	387	189	130	195
Debit card income	2,519	2,476	1,333	1,186	1,291
Other operating income	1,461	1,287	824	637	678
Total non-interest income	7,797	7,439	4,157	3,640	3,870
Non-interest expense
Salaries and employee benefits	11,642	10,897	5,585	6,057	5,177
Occupancy expense	1,709	1,710	843	866	842
Furniture and equipment expense	2,766	2,606	1,377	1,389	1,303
FDIC insurance premiums	1,126	878	562	564	534
Amortization of identified intangibles	13	13	6	7	6
Other operating expense	5,755	5,461	2,877	2,878	2,853
Total non-interest expense	23,011	21,565	11,250	11,761	10,715
Income before income taxes	14,742	18,573	7,470	7,272	8,929
Applicable income taxes	2,550	3,208	1,299	1,251	1,535
Net Income	$12,192	$15,365	$6,171	$6,021	$7,394
Basic earnings per share	$1.104	$1.397	$0.559	$0.546	$0.673
Diluted earnings per share	$1.095	$1.387	$0.554	$0.541	$0.668

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands, except for per share amounts	As of and for the six months ended		As of and for the quarter ended
	June 30, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023

Summary of Operations
Interest Income	$71,546	$60,098	$36,558	$34,988	$31,184
Interest Expense	41,591	26,698	21,483	20,108	15,259
Net Interest Income	29,955	33,400	15,075	14,880	15,925
Provision (reduction) for Credit Losses	(1)	701	512	(513)	151
Non-Interest Income	7,797	7,439	4,157	3,640	3,870
Non-Interest Expense	23,011	21,565	11,250	11,761	10,715
Net Income	12,192	15,365	6,171	6,021	7,394
Per Common Share Data
Basic Earnings per Share	$1.104	$1.397	$0.559	$0.546	$0.673
Diluted Earnings per Share	1.095	1.387	0.554	0.541	0.668
Cash Dividends Declared	0.710	0.690	0.360	0.350	0.350
Book Value per Common Share	21.96	20.94	21.96	21.80	20.94
Tangible Book Value per Common Share	19.20	18.15	19.20	19.03	18.15
Market Value	24.85	24.34	24.85	24.64	24.34
Financial Ratios
Return on Average Equity[1]	10.04%	13.17%	10.16%	9.92%	12.73%
Return on Average Tangible Common Equity[1]	11.49%	15.16%	11.63%	11.36%	14.67%
Return on Average Assets[1]	0.82%	1.10%	0.82%	0.82%	1.04%
Average Equity to Average Assets	8.18%	8.37%	8.10%	8.26%	8.20%
Average Tangible Equity to Average Assets	7.15%	7.28%	7.08%	7.22%	7.11%
Net Interest Margin Tax-Equivalent[1]	2.21%	2.62%	2.21%	2.22%	2.46%
Dividend Payout Ratio	64.31%	49.29%	64.40%	63.64%	52.24%
Allowance for Credit Losses/Total Loans	1.10%	1.14%	1.10%	1.11%	1.14%
Non-Performing Loans to Total Loans	0.11%	0.08%	0.11%	0.12%	0.08%
Non-Performing Assets to Total Assets	0.09%	0.06%	0.09%	0.09%	0.06%
Efficiency Ratio	58.70%	51.10%	56.35%	61.15%	52.27%
At Period End
Total Assets	$3,084,944	$2,874,815	$3,084,944	$2,978,170	$2,874,815
Total Loans	2,247,670	2,060,953	2,247,670	2,173,746	2,060,953
Total Investment Securities	658,133	673,569	658,133	659,837	673,569
Total Deposits	2,578,080	2,499,862	2,578,080	2,548,988	2,499,862
Total Shareholders' Equity	244,668	232,003	244,668	242,624	232,003
[1]Annualized using a 366-day basis for 2024 and a 365-day basis for 2023.

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2024 and 2023.

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023
Net interest income as presented	$29,955	$33,400	$15,075	$14,880	$15,925
Effect of tax-exempt income	1,355	1,280	686	$669	661
Net interest income, tax equivalent	$31,310	$34,680	$15,761	$15,549	$16,586
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and provision for credit losses on securities from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-

equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023
Non-interest expense, as presented	$23,011	$21,565	$11,250	$11,761	$10,715
Net interest income, as presented	29,955	33,400	15,075	14,880	15,925
Effect of tax-exempt interest income	1,355	1,280	686	669	661
Non-interest income, as presented	7,797	7,439	4,157	3,640	3,870
Effect of non-interest tax-exempt income	91	86	45	45	43
Adjusted net interest income plus non-interest income	$39,198	$42,205	$19,963	$19,234	$20,499
Non-GAAP efficiency ratio	58.70%	51.10%	56.35%	61.15%	52.27%
GAAP efficiency ratio	60.95%	52.80%	58.50%	63.50%	54.13%
The Company presents certain information based upon tangible common equity instead of total shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. GAAP:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023
Average shareholders' equity as presented	$244,202	$235,242	$244,321	$244,083	$232,991
Less intangible assets	(30,824)	(30,850)	(30,827)	(30,827)	(30,853)
Tangible average shareholders' equity	$213,378	$204,392	$213,494	$213,256	$202,138
To provide period-to-period comparison of operating results prior to consideration of credit loss provision and income taxes, the non-GAAP measure of PTPP Net Income is presented. The following table provides a reconciliation to Net Income:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023
Net Income, as presented	$12,192	$15,365	$6,171	$6,021	$7,394
Add: provision (reduction) for credit losses	(1)	701	512	(513)	151
Add: income taxes	2,550	3,208	1,299	1,251	1,535
Pre-Tax, pre-provision net income	$14,741	$19,274	$7,982	$6,759	$9,080

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Category: Earnings
Source: The First Bancorp

The First Bancorp
Richard M. Elder, EVP, Chief Financial Officer
207-563-3195
rick.elder@thefirst.com